      As filed with the Securities and Exchange Commission on September 26, 2001

                                             Registration No. __________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              NEOMAGIC CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    77-0344424
   (State or incorporation)               (I.R.S. Employer Identification No.)

                                 3250 Jay Street
                          Santa Clara, California 95054
          (Address, including zip code, of principal executive offices)

                          ----------------------------

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                             AMENDED 1993 STOCK PLAN
                            (Full Title of the Plans)

                          ----------------------------

                                 Prakash Agarwal
                      President and Chief Executive Officer
                              NEOMAGIC CORPORATION
                                 3250 Jay Street
                          Santa Clara, California 95054
                     (Name and address of agent for service)
                                 (408) 988-7020
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            MICHAEL J. DANAHER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                           Proposed
                                                                      Proposed              Maximum
                                                                       Maximum             Aggregate               Amount of
Title of Securities                      Amount to be               Offering Price         Offering              Registration
to be Registered                         Registered (1)              per Share (2)         Price (3)                Fee (4)
===============================================================================================================================
Additional Common Stock,
par value $0.001 per share,
for 1997 Plan                                 700,000                 $   2.77             $1,939,000              $  484.75

Additional Common Stock,
par value $0.001 per share,
for 1993 Plan                               1,375,000                 $   2.77             $3,808,750              $  952.19
===============================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The estimated Proposed Maximum Offering Price was estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, whereby the per share price was determined by reference to the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on September 24, 2001 which average was $2.77.

(3) The proposed Maximum Offering Price was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the proposed maximum offering price per share as described in note (2).

(4) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to
Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by 0.000250.

        Pursuant to General Instruction E to Form S-8, Registration Statement No. 333-30843 on Form S-8, filed with the Securities and Exchange Commission on July 7, 1997 relating to NeoMagic Corporation's 1997 Employee Stock Purchase Plan and Amended 1993 Stock Plan (collectively the "Plans"), including all amendments thereto, is hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments. The shares of NeoMagic Corporation Common Stock and plan interests registered on this Registration Statement are in addition to shares previously registered for issuance pursuant to the Plans on Registration Statement Nos. 333-50406 and 333-57217.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information which have been filed with the Securities and Exchange Commission:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 2001;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2001;

        (c) The Registrant's definitive Proxy Statement dated May 10, 2001 filed in connection with the Company's 2001 Annual Meeting of Stockholders;

        (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2001;

        (e) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 1997 pursuant to
Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Omitted pursuant to General Instruction E to Form S-8.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER
-------
  4.1         1997 Employee Stock Purchase Plan

  4.2         1993 Amended Stock Plan

  5 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

  23.1        Consent of Ernst & Young LLP, Independent Auditors

  23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
              Exhibit 5)

  24          Power of Attorney

ITEM 9. UNDERTAKINGS.

        Omitted pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 19, 2001.

                                       NEOMAGIC CORPORATION

                                       By: /s/ Stephen T. Lanza
                                       Stephen T. Lanza,
                                       Chief Financial Officer

                              NEOMAGIC CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------
  4.1         1997 Employee Stock Purchase Plan

  4.2         1993 Amended Stock Plan

  5 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

  23.1        Consent of Ernst & Young LLP, Independent Auditors

  23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
              Exhibit 5)

  24          Power of Attorney